SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant:	☐
Filed by a Party other than the Registrant:	☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

OMEGA PROTEIN CORPORATION

(Name of Registrant as Specified in its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
WYNNEFIELD CAPITAL MANAGEMENT, LLC
WYNNEFIELD CAPITAL, INC.
WYNNEFIELD CAPITAL, INC. PROFIT SHARING & MONEY PURCHASE PLAN
NELSON OBUS
JOSHUA H. LANDES
Michael N. Christodolou

David H. Clarke

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On June 28, 2016, Wynnefield Capital, Inc. and its affiliates issued a press release. A copy of that press release is attached hereto as Item 1.

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, "Wynnefield") together with Michael N. Christodolou, David H. Clarke are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). On May 31, 2016, Wynnefield filed a definitive proxy statement and related materials (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Investors and security holders may obtain free copies of Wynnefield's definitive proxy statement and related materials (if and when available) filed with the SEC by Wynnefield through the web site maintained by the SEC at http://www.sec.gov.

A summary of Wynnefield's analysis of Omega's capital misallocation and critique of its governance deficiencies, as well as biographical information of each of Wynnefield's proposed nominees, is contained in the 2016 Proxy Statement, which can be found at: https://www.sec.gov/Archives/edgar/data/1053650/000114420416105680/0001144204-16-105680-index.htm. For more information, please visit http://www.unlockomegavalue.com.

Wynnefield may be deemed to beneficially own 1,752,636 shares of the Company's common stock, representing approximately 7.9% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

On or about June 1, 2016, Wynnefield commenced mailing of the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

ITEM 1

WYNNEFIELD CAPITAL’S FULL SLATE OF INDEPENDENT NOMINEES RESOUNDINGLY ELECTED TO BOARD OF OMEGA PROTEIN CORPORATION

Company Stockholders Prevail Over Entrenched Board

Wynnefield’s Independent Nominees, Michael Christodolou and David Clarke, Received 80.71% and 80.11% of all Votes Cast, Respectively

Michael Christodolou Defeats Incumbent Director Gary Ermers

by an Approximate 4.5 to 1 Margin

Christodolou and Clarke to Immediately Enhance Board With Significant Experience, Expertise and Critical Perspective

NEW YORK – June 28, 2016 – Wynnefield Capital and its affiliates (collectively, "Wynnefield"), longstanding stockholders of Omega Protein Corporation (NYSE: OME) ("Omega" or the "Company") with a 7.9% ownership interest, today announced the election of independent nominees Michael Christodolou and David Clarke to the Company’s Board of Directors.

Nelson Obus, President of Wynnefield, said “The will of stockholders has prevailed in resounding fashion and they are the true beneficiaries of today’s results. We congratulate stockholders on seizing the opportunity to strengthen the performance and governance of their Company through the election of Michael Christodolou and David Clarke.”

Mr. Obus continued, “We firmly believe that as independent Directors, Michael Christodolou and David Clarke will work collegially and collaboratively with Omega’s Board and the management team to serve the best interests of all stockholders. We strongly urge Omega’s incumbent Directors to heed the mandate of stockholders and to work collegially with Mr. Christodolou and Mr. Clarke to critically evaluate the Company’s strategy and capital allocation, and to improve corporate governance practices, thereby positioning the Company to maximize stockholder value.”

Preliminary Vote Totals as of Poll Closing – 9:30 am CDT on June 28, 2016

•	Wynnefield’s independent nominees, Michael Christodolou and David Clarke, have been elected to the Omega Protein Board of Directors.

•	Approximately 79.9% of all outstanding shares voted, far exceeding the necessary quorum of stockholders required to hold the Annual Meeting.

•	Michael Christodolou received 14,317,439 million votes (80.71%), with Board incumbent Gary Ermers receiving 3,150,832 million votes (17.76%).

Learn More about Wynnefield’s Campaign @ www.UnlockOmegaValue.com

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, "Wynnefield") together with Michael N. Christodolou, David H. Clarke are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). On May 31, 2016, Wynnefield filed a definitive proxy statement and related materials (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Investors and security holders may obtain free copies of Wynnefield's definitive proxy statement and related materials (if and when available) filed with the SEC by Wynnefield through the web site maintained by the SEC at http://www.sec.gov.

A summary of Wynnefield's analysis of Omega's capital misallocation and critique of its governance deficiencies, as well as biographical information of each of Wynnefield's proposed nominees, is contained in the 2016 Proxy Statement, which can be found at: https://www.sec.gov/Archives/edgar/data/1053650/000114420416105680/0001144204-16-105680-index.htm. For more information, please visit http://www.unlockomegavalue.com.

Wynnefield may be deemed to beneficially own 1,752,636 shares of the Company's common stock, representing approximately 7.9% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

On or about June 1, 2016, Wynnefield commenced mailing of the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

Morrow & Co., LLC

Tom Ball, 203-658-9400

tomball@morrowco.com

Media:

Mark Semer or Daniel Yunger

KEKST

mark.semer@kekst.com / daniel.yunger@kekst.com

212.521.4800